EXHIBIT 10.3





                  MISCELLANEOUS FRINGE BENEFITS FOR EXECUTIVES





   BLANKET TRAVEL ACCIDENT INSURANCE

   For those employees who are required to travel in carrying out their job responsibilities, the Company provides at no cost a travel accident insurance plan. The coverage is based on position and title with Senior Vice Presidents insured for $200,000 and the Chairman of the Board for $400,000. This plan provides coverage for accidental death while traveling and while away from home on Company business.



   PERSONAL EXCESS LIABILITY POLICIES

   The Company reimburses certain executive officers for the cost of personal excess liability policies.